Exhibit 99.1

RPM Reports Record Fiscal 2026 Third-Quarter Results

•	Record third-quarter sales of $1.61 billion, an increase of 8.9% compared to the prior-year

•	Third-quarter net income of $51.4 million, diluted EPS of $0.40, and EBIT of $84.1 million

•	Record third-quarter adjusted diluted EPS of $0.57, an increase of 62.9% compared to the prior-year and record adjusted EBIT of $116.4 million, an increase of 48.8% compared to the prior-year

•	Reaffirming fiscal 2026 fourth-quarter sales guidance of mid-single-digit sales growth and low- to high-single digit adjusted EBIT growth

MEDINA, OH – April 8, 2026 – RPM International Inc. (NYSE: RPM), a world leader in specialty coatings, sealants and building materials, today reported financial results for its fiscal 2026 third quarter ended February 28, 2026.

Frank C. Sullivan, RPM chairman and CEO commented, “I am proud of our record third-quarter results. In a period of volatile market conditions, we generated volume growth and record sales by utilizing our competitive strengths and nimbly focusing on growing end markets. Aided by MAP operational improvement initiatives, we demonstrated our ability to combine growth with efficiency, leveraging higher volumes to expand margins across all segments and generating strong operating cash flow. I want to thank all RPM associates for their focused execution and commitment to the organization.”

Third-Quarter 2026 Consolidated Results

Consolidated

	Three Months Ended
$ in 000s except per share data	February 28,	February 28,
	2026	2025	$ Change	% Change
Net Sales	$1,607,949	$1,476,562	$131,387	8.9%
Net Income Attributable to RPM Stockholders	51,364	52,034	(670)	(1.3%)
Diluted Earnings Per Share (EPS)	0.40	0.40	—	0.0%
Income Before Income Taxes (IBT)	69,307	40,951	28,356	69.2%
Earnings Before Interest and Taxes (EBIT)	84,075	62,678	21,397	34.1%
Adjusted EBIT(1)	116,400	78,236	38,164	48.8%
Adjusted Diluted EPS(1)	0.57	0.35	0.22	62.9%

(1)	Excludes certain items that are not indicative of RPM’s ongoing operations. See tables below titled Supplemental Segment Information and Reconciliation of Reported to Adjusted Amounts for details.

Record third-quarter sales were driven by engineered solutions for high-performance buildings, acquisitions and favorable foreign currency translation, which were partially offset by soft DIY demand. A rebound from the government shutdown and favorable comparisons to the prior-year, which was also hampered by harsh weather, contributed to the growth as well.

RPM Reports Results for Fiscal 2026 3rd Quarter

April 8, 2026

Geographically, Europe grew by 20.1% and was aided by M&A and favorable foreign exchange. North American sales grew 6.3%, driven by high-performance building solutions and acquisitions. All emerging markets grew and were led by Africa / Middle East, with growth driven by high-performance building and infrastructure projects, along with favorable foreign currency translation.

Sales included 3.0% organic growth, 3.5% growth from acquisitions, and a 2.4% benefit from foreign currency translation.

Adjusted EBIT was a record and was driven by higher sales and improved fixed-cost leverage from higher volumes, aided by MAP operational improvement initiatives. This more than offset increased healthcare expenses.

Record adjusted diluted EPS was primarily driven by improved adjusted EBIT.

Adjusted EBIT and adjusted EPS exclude costs related to MAP initiatives, including $22.1 million in pre-tax charges associated with SG&A-focused optimization actions that were implemented during the fiscal third quarter.

Third-Quarter 2026 Segment Sales and Earnings

Construction Products Group

	Three Months Ended
$ in 000s	February 28,	February 28,
	2026	2025	$ Change	% Change
Net Sales	$546,665	$494,845	$51,820	10.5%
Income Before Income Taxes	22,884	8,065	14,819	183.7%
EBIT	23,612	8,607	15,005	174.3%
Adjusted EBIT(1)	30,312	10,873	19,439	178.8%

(1)	Excludes certain items that are not indicative of RPM’s ongoing operations. See table below titled Supplemental Segment Information for details.

Record CPG sales were driven by broad-based strength across its North American businesses, which include roofing solutions, wall systems and concrete admixtures. Foreign currency translation and a rebound from the government shutdown also contributed to the record sales.

Sales included 6.9% organic growth, 0.2% growth from acquisitions net of divestitures, and a 3.4% benefit from foreign currency translation.

Adjusted EBIT was driven by improved sales, mix, SG&A-focused optimization actions and fixed-cost leverage, which more than offset temporary inefficiencies from plant consolidations.

RPM Reports Results for Fiscal 2026 3rd Quarter

April 8, 2026

Performance Coatings Group

	Three Months Ended
$ in 000s	February 28,	February 28,
	2026	2025	$ Change	% Change
Net Sales	$496,829	$458,420	$38,409	8.4%
Income Before Income Taxes	61,025	53,792	7,233	13.4%
EBIT	60,051	52,963	7,088	13.4%
Adjusted EBIT(1)	66,786	55,663	11,123	20.0%

(1)	Excludes certain items that are not indicative of RPM’s ongoing operations. See table below titled Supplemental Segment Information for details.

Record PCG sales were driven by broad-based growth across its businesses, and in particular, protective coatings and passive fire protection. Demand in emerging markets for infrastructure and high-performance building solutions was also strong and positive foreign currency translation contributed to sales.

Sales included 5.1% organic growth, a 0.9% increase from acquisitions, and a 2.4% benefit from foreign currency translation.

Record adjusted EBIT was driven by improved sales, SG&A-focused optimization actions and fixed-cost leverage.

Consumer Group

	Three Months Ended
$ in 000s	February 28,	February 28,
	2026	2025	$ Change	% Change
Net Sales	$564,455	$523,297	$41,158	7.9%
Income Before Income Taxes	45,750	44,139	1,611	3.6%
EBIT	45,730	44,405	1,325	3.0%
Adjusted EBIT(1)	58,518	50,883	7,635	15.0%

(1)	Excludes certain items that are not indicative of RPM’s ongoing operations. See table below titled Supplemental Segment Information for details.

The Consumer Group’s record sales were driven by acquisitions and pricing to recover inflation. This growth was partially offset by continued softness in DIY markets as well as product rationalization.

Sales included a 2.4% organic decline, 9.0% growth from acquisitions, and a 1.3% benefit from foreign currency translation.

The adjusted EBIT increase was driven by MAP operational improvements, including SG&A-focused optimization actions, which more than offset reduced fixed-cost leverage from lower volumes and temporary inefficiencies from facility closures and transitions. The integration of acquired businesses and product rationalization also contributed to adjusted EBIT growth.

RPM Reports Results for Fiscal 2026 3rd Quarter

April 8, 2026

Cash Flow and Financial Position

During the first nine months of fiscal 2026:

•	Cash provided by operating activities was $656.7 million, the second-highest amount in the company’s history, compared to $619.0 million in the prior-year period.

•	Capital expenditures were $159.6 million compared to $158.9 million in the prior-year period.

•	The company returned $255.3 million to stockholders through cash dividends and share repurchases, an increase of 5.2% compared to the prior year.

•	The company had multiple small asset sales as part of MAP initiatives to rationalize production lines, with proceeds from these transactions totaling $14.3 million in the third fiscal quarter.

As of February 28, 2026:

•	Total debt was $2.56 billion compared to $2.10 billion a year ago, with the increase driven by debt used to finance acquisitions.

•

Total liquidity, including cash and committed revolving credit facilities, was $1.02 billion, compared to $1.21 billion a year ago, with the decrease driven by the use of credit facilities to finance acquisitions.

•	The company extended the maturity of its revolving credit facility to February 27, 2031, and maintained the size of the facility at $1.35 billion.

Business Outlook

Sullivan said, “We expect to grow sales and adjusted EBIT again in the fourth quarter and deliver record results, even as we face more challenging comparisons and geopolitical uncertainty in the Middle East adds cost and complexity to the operating environment.”

He concluded, “As we have demonstrated in prior cycles, we remain focused on what we can control—outgrowing our underlying markets and driving efficiency improvements. Our center-led procurement team is applying lessons learned from past supply chain disruptions to mitigate inflation and ensure supply, while we implement pricing actions to offset remaining cost pressures. I want to thank our associates globally—especially those in the Middle East—for their commitment to safety and their continued focus on serving customers during these uncertain times.”

The company’s outlook for the fiscal 2026 fourth quarter is:

•	Reaffirming consolidated sales to increase in the mid-single-digit range compared to prior-year record results.

•	Reaffirming consolidated adjusted EBIT to be up low- to high-single-digits compared to prior-year record results.

Closing of Kalzip Acquisition

The company completed the previously announced acquisition of Kalzip GmbH (“Kalzip”), a global leader in the design and production of metal-based roofs and facades on March 31, 2026. Kalzip generated revenue of approximately €75.0 million in calendar year 2024 and is now part of the Construction Products Group.

RPM Reports Results for Fiscal 2026 3rd Quarter

April 8, 2026

Earnings Webcast and Conference Call Information

Management will host a conference call to discuss these results beginning at 10:00 a.m. ET today. The call can be accessed via webcast at www.RPMinc.com/Investors/Presentations-Webcasts or by dialing 1-844-481-2915 or 1-412-317-0708 for international callers and asking to join the RPM International call. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. The call, which will last approximately one hour, will be open to the public, but only financial analysts will be permitted to ask questions. The media and all other participants will be in a listen-only mode.

For those unable to listen to the live call, a replay will be available from April 8, 2026, until April 15, 2026. The replay can be accessed by dialing 1-855-669-9658 or 1-412-317-0088 for international callers. The access code is 9537849. The call also will be available for replay and as a written transcript via the RPM website at www.RPMinc.com.

About RPM

RPM International Inc. owns subsidiaries that are world leaders in specialty coatings, sealants, building materials and related services. The company operates across three reportable segments: consumer, construction products and performance coatings. RPM has a diverse portfolio of market-leading brands, including Rust-Oleum, DAP, Zinsser, Varathane, The Pink Stuff, Stonhard, Carboline, Tremco, Euclid Chemical, Dryvit and Nudura. From homes and workplaces to infrastructure and precious landmarks, RPM’s brands are trusted by consumers and professionals alike to help build a better world. The company employs approximately 17,800 individuals worldwide. Visit www.RPMinc.com to learn more.

For more information, contact Matt Schlarb, Vice President – Investor Relations & Sustainability, at 330-220-6064 or mschlarb@rpminc.com.

# # #

Use of Non-GAAP Financial Information

To supplement the financial information presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) in this earnings release, we use EBIT, adjusted EBIT and adjusted earnings per share, which are all non-GAAP financial measures. EBIT is defined as earnings (loss) before interest and taxes, with adjusted EBIT and adjusted earnings per share provided for the purpose of adjusting for one-off items impacting revenues and/or expenses that are not considered by management to be indicative of ongoing operations. We evaluate the profit performance of our segments based on income before income taxes, but also look to EBIT as a performance evaluation measure because interest income (expense), net is essentially related to corporate functions, as opposed to segment operations. For that reason, we believe EBIT is also useful to investors as a metric in their investment decisions. EBIT should not be considered an alternative to, or more meaningful than, income before income taxes as determined in accordance with GAAP, since EBIT omits the impact of interest and investment income or expense in determining operating performance, which represent items necessary to our continued operations, given our level of indebtedness. Nonetheless, EBIT is a key measure expected by and useful to our fixed income investors, rating agencies and the banking community all of whom believe, and we concur, that this measure is critical to the capital markets’ analysis of our segments’ core operating performance. We also evaluate EBIT because it is clear that movements in EBIT impact our ability to attract financing. Our underwriters and bankers consistently require inclusion of this measure in offering memoranda in conjunction with any debt underwriting or bank financing. EBIT may not be indicative of our historical operating results, nor is it meant to be predictive of potential

RPM Reports Results for Fiscal 2026 3rd Quarter

April 8, 2026

future results. See the financial statement section of this earnings release for a reconciliation of EBIT and adjusted EBIT to income before income taxes, and adjusted earnings per share to earnings per share. We have not provided a reconciliation of our fourth-quarter fiscal 2026 adjusted EBIT guidance because material terms that impact such measure are not in our control and/or cannot be reasonably predicted, and therefore a reconciliation of such measure is not available without unreasonable effort.

Forward-Looking Statements

This press release includes forward-looking statements relating to our business. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events impacting us and are subject to uncertainties and factors (including those specified below), which are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) global and regional markets and general economic conditions, including uncertainties surrounding the volatility in financial markets, the availability of capital and the viability of banks and other financial institutions; (b) the prices, supply and availability of raw materials, including assorted pigments, resins, solvents, and other natural gas- and oil-based materials; packaging, including plastic and metal containers; and transportation services, including fuel surcharges; (c) continued growth in demand for our products; (d) legal, environmental and litigation risks inherent in our businesses and risks related to the adequacy of our insurance coverage for such matters; (e) the effect of changes in interest rates; (f) the effect of fluctuations in currency exchange rates upon our foreign operations; (g) changes in global trade policies, including the adoption or expansion of tariffs and trade barriers; (h) the effect of non-currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors; (i) risks and uncertainties associated with our ongoing acquisition and divestiture activities; (j) the timing of and the realization of anticipated cost savings from restructuring initiatives, the ability to identify additional cost savings opportunities, and the risks of failing to meet any other objectives of our improvement plans; (k) risks related to the adequacy of our contingent liability reserves; (l) risks relating to a public health crisis similar to the Covid pandemic; (m) risks related to acts of war similar to the recent conflict with Iran and the Russian invasion of Ukraine; (n) risks related to the transition or physical impacts of climate change and other natural disasters or meeting sustainability-related voluntary goals or regulatory requirements; (o) risks related to our or our third parties’ use of technology including artificial intelligence, data breaches and data privacy violations; (p) the shift to remote work and online purchasing and the impact that has on residential and commercial real estate construction; and (q) other risks detailed in our filings with the Securities and Exchange Commission, including the risk factors set forth in our Form 10-K for the year ended May 31, 2025, as the same may be updated from time to time. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the filing date of this press release.

RPM Reports Results for Fiscal 2026 3rd Quarter

April 8, 2026

CONSOLIDATED STATEMENTS OF INCOME

IN THOUSANDS, EXCEPT PER SHARE DATA

(Unaudited)

	Three Months Ended		Nine Months Ended
	February 28,	February 28,	February 28,	February 28,
	2026	2025	2026	2025
Net Sales	$1,607,949	$1,476,562	$5,631,587	$5,290,669
Cost of Sales	973,133	909,072	3,323,388	3,121,962

Gross Profit	634,816	567,490	2,308,199	2,168,707
Selling, General & Administrative Expenses	533,872	501,710	1,656,871	1,557,692
Restructuring Expense	19,855	3,456	33,200	18,215
Interest Expense	26,947	22,993	84,278	70,604
Investment (Income), Net	(12,179)	(1,266)	(35,609)	(20,818)
Other (Income), Net	(2,986)	(354)	(8,890)	(1,370)

Income Before Income Taxes	69,307	40,951	578,349	544,384
Provision (Benefit) for Income Taxes	17,693	(11,363)	137,421	80,066

Net Income	51,614	52,314	440,928	464,318
Less: Net Income Attributable to Noncontrolling Interests	250	280	752	1,388

Net Income Attributable to RPM International Inc. Stockholders	$51,364	$52,034	$440,176	$462,930

Earnings per share of common stock attributable to RPM International Inc. Stockholders:
Basic	$0.40	$0.41	$3.45	$3.61

Diluted	$0.40	$0.40	$3.43	$3.59

Average shares of common stock outstanding—basic	127,045	127,536	127,156	127,628

Average shares of common stock outstanding—diluted	127,507	128,154	127,707	128,315

RPM Reports Results for Fiscal 2026 3rd Quarter

April 8, 2026

SUPPLEMENTAL SEGMENT INFORMATION

IN THOUSANDS

(Unaudited)

	Three Months Ended		Nine Months Ended
	February 28,	February 28,	February 28,	February 28,
	2026	2025	2026	2025
Net Sales:
CPG Segment	$546,665	$494,845	$2,165,550	$2,043,318
PCG Segment	496,829	458,420	1,569,113	1,459,611
Consumer Segment	564,455	523,297	1,896,924	1,787,740

Total	$1,607,949	$1,476,562	$5,631,587	$5,290,669

Income Before Income Taxes:
CPG Segment
Income Before Income Taxes (a)	$22,884	$8,065	$280,825	$277,008
Interest (Expense), Net (b)	(728)	(542)	(2,259)	(1,910)

EBIT (c)	23,612	8,607	283,084	278,918
MAP initiatives (d)	6,700	2,007	15,380	6,457
Inventory step-up costs (e)	—	259	—	259
(Gain) on sale of assets and businesses, net (f)	—	—	(400)	—

Adjusted EBIT	$30,312	$10,873	$298,064	$285,634

PCG Segment
Income Before Income Taxes (a)	$61,025	$53,792	$225,403	$211,237
Interest Income, Net (b)	974	829	2,522	2,070

EBIT (c)	60,051	52,963	222,881	209,167
MAP initiatives (d)	6,634	1,921	13,587	7,380
Inventory step-up costs (e)	101	497	142	497
(Gain) on sale of assets and businesses, net (f)	—	—	—	(237)
Legal contingency adjustment on a divested business (h)	—	282	—	282

Adjusted EBIT	$66,786	$55,663	$236,610	$217,089

Consumer Segment
Income Before Income Taxes (a)	$45,750	$44,139	$255,180	$236,824
Interest Income (Expense), Net (b)	20	(266)	(236)	(1,080)

EBIT (c)	45,730	44,405	255,416	237,904
MAP initiatives (d)	12,788	6,478	17,752	25,397
Inventory step-up costs (e)	—	—	7,903	—
(Gain) on acquisition earn-out fair value adjustment (g)	—	—	(12,707)	—

Adjusted EBIT	$58,518	$50,883	$268,364	$263,301

Corporate/Other
(Loss) Before Income Taxes (a)	$(60,352)	$(65,045)	$(183,059)	$(180,685)
Interest (Expense), Net (b)	(15,034)	(21,748)	(48,696)	(48,866)

EBIT (c)	(45,318)	(43,297)	(134,363)	(131,819)
MAP initiatives (d)	6,102	4,114	12,149	27,449

Adjusted EBIT	$(39,216)	$(39,183)	$(122,214)	$(104,370)

TOTAL CONSOLIDATED
Income Before Income Taxes (a)	$69,307	$40,951	$578,349	$544,384
Interest (Expense)	(26,947)	(22,993)	(84,278)	(70,604)
Investment Income, Net	12,179	1,266	35,609	20,818

EBIT (c)	84,075	62,678	627,018	594,170
MAP initiatives (d)	32,224	14,520	58,868	66,683
Inventory step-up costs (e)	101	756	8,045	756
(Gain) on sale of assets and businesses, net (f)	—	—	(400)	(237)
(Gain) on acquisition earn-out fair value adjustment (g)	—	—	(12,707)	—
Legal contingency adjustment on a divested business (h)	—	282	—	282

Adjusted EBIT	$116,400	$78,236	$680,824	$661,654

(a)	The presentation includes a reconciliation of Income (Loss) Before Income Taxes, a measure defined by Generally Accepted Accounting Principles in the United States (GAAP), to EBIT and Adjusted EBIT.
(b)	Interest Income (Expense), Net includes the combination of Interest Income (Expense) and Investment Income (Expense), Net.
(c)

EBIT is defined as earnings (loss) before interest and taxes, with Adjusted EBIT provided for the purpose of adjusting for items impacting earnings that are not considered by management to be indicative of ongoing operations. We evaluate the profit performance of our segments based on income before income taxes, but also look to EBIT, or adjusted EBIT, as a performance evaluation measure because Interest Income (Expense), Net is essentially related to corporate functions, as opposed to segment operations. For that reason, we believe EBIT is also useful to investors as a metric in their investment decisions. EBIT should not be considered an alternative to, or more meaningful than, income before income taxes as determined in accordance with GAAP, since EBIT omits the impact of interest and investment income or expense in determining operating performance, which represent items necessary to our continued operations, given our level of indebtedness. Nonetheless, EBIT is a key measure expected by and useful to our fixed income investors, rating agencies and the banking community all of whom believe, and we concur, that this measure is critical to the capital markets’ analysis of our segments’ core operating performance. We also evaluate EBIT because it is clear that movements in EBIT impact our ability to attract financing. Our underwriters and bankers consistently require inclusion of this measure in offering memoranda in conjunction with any debt underwriting or bank financing. EBIT may not be indicative of our historical operating results, nor is it meant to be predictive of potential future results.

RPM Reports Results for Fiscal 2026 3rd Quarter

April 8, 2026

(d)	Reflects restructuring and other charges, which have been incurred in relation to our Margin Achievement Plan (“MAP 2025”) and our 2026 restructuring action, together MAP Initiatives, as follows:

•

MAP 2025 Restructuring and other related expense, net: Includes charges incurred related to headcount reductions and facility closures recorded in “Restructuring Expense” on the Consolidated Statements of Income. Restructuring Expense related to MAP 2025 totaled $3.0 million and $3.5 million for the quarters ended February 28, 2026 and February 28, 2025 respectively and $16.3 million and $18.2 million for the nine months ended February 28, 2026 and February 28, 2025 respectively. Other related expenses include inventory write-offs in connection with restructuring activities recorded in “Cost of Sales” and accelerated depreciation and amortization recorded within “Cost of Sales” or “Selling, General, & Administrative Expenses (“SG&A”)” depending on the nature of the expense.

•

2026 Restructuring and other related expense, net: Includes charges incurred related to headcount reductions and facility closures associated with the SG&A-focused optimization actions recorded in “Restructuring Expense” on the Consolidated Statements of Income. Restructuring Expense related to the 2026 restructuring action totaled $16.9 million for the quarter and year ended February 28, 2026. Other related expenses consist of higher executive departure costs, including accelerated stock compensation expense, that do not qualify as restructuring expense and are recorded within “SG&A” as well as accelerated depreciation recorded within “Cost of Sales”.

•

ERP consolidation plan: Includes expenses incurred as a result of our stated goals to consolidate over 75 ERP systems across the organization to one ERP platform per segment, as part of our overall MAP strategy as well as costs incurred for other decision support tools to facilitate our commercial initiatives related to MAP 2025 which have been incurred in all segments, as well as Corporate/Other, and have been recorded within “SG&A”.

•

Professional fees: Includes expenses incurred to consolidate accounting locations, costs incurred to implement technologies and processes to drive improved data analytics/decision making and cost incurred to implement new global manufacturing methodologies with the goal of improving operating efficiency incurred within all of our segments as well as Corporate/Other and recorded within “SG&A”. All of this spend is in support of stated MAP goals with the most significant expense incurred within Corporate/Other.

•

Loss (Gain) on sale of closed facilities: Net gain related to the sale of three properties that were closed as part of the MAP 2025 program, partially offset by losses in preparing three other facilities for sale.

Included below is a reconciliation of the TOTAL CONSOLIDATED MAP initiatives.

	Three Months Ended		Nine Months Ended
	February 28,	February 28,	February 28,	February 28,
	2026	2025	2026	2025
MAP 2025 Restructuring and other related expense, net	$3,132	$7,473	$20,368	$29,526
2026 Restructuring and other related expense, net	22,110	—	22,110	—
ERP consolidation plan	3,643	2,570	11,049	11,519
Professional fees	3,229	4,477	9,571	25,638
Loss (Gain) on sale of closed facilities	110	—	(4,230)	—

MAP initiatives	$32,224	$14,520	$58,868	$66,683

(e)	Amortization of inventory fair value adjustments related to acquisitions recorded in “Cost of Sales”.
(f)

Fiscal 2026 reflects gains recorded in “SG&A” associated with the divestiture of a product line and a waterproofing services business within our CPG segment. Fiscal 2025 reflects gains recorded in “SG&A” associated with post-closing adjustments for the sale of the non-core furniture warranty business which was sold in fiscal 2023.

(g)

A fair value adjustment of the earn-out liability associated with the Star Brands Group acquisition which resulted in a gain recorded in “SG&A” as management does not consider this gain to be reflective of the company’s core business operations.

(h)	Represents incremental expense related to an adverse legal ruling from a case associated with a business that was divested in FY23.

RPM Reports Results for Fiscal 2026 3rd Quarter

April 8, 2026

SUPPLEMENTAL INFORMATION

RECONCILIATION OF “REPORTED” TO “ADJUSTED” AMOUNTS

(Unaudited)

	Three Months Ended		Nine Months Ended
	February 28,	February 28,	February 28,	February 28,
	2026	2025	2026	2025
Reconciliation of Reported Earnings per Diluted Share to Adjusted Earnings per Diluted Share (All amounts presented after-tax):
Reported Earnings per Diluted Share	$0.40	$0.40	$3.43	$3.59
MAP initiatives (d)	0.19	0.10	0.35	0.39
Inventory step-up costs (e)	—	—	0.05	—
(Gain) on acquisition earn-out fair value adjustment (f)	—	—	(0.10)	—
Investment returns (g)	(0.02)	0.02	(0.08)	(0.02)
Income tax adjustments (h)	—	(0.17)	—	(0.38)

Adjusted Earnings per Diluted Share (i)	$0.57	$0.35	$3.65	$3.58

(d)	Reflects restructuring and other charges, which have been incurred in relation to our Margin Achievement Plan (“MAP 2025”) and our 2026 restructuring action, together MAP Initiatives, as follows:

•

MAP 2025 Restructuring and other related expense, net: Includes charges incurred related to headcount reductions and facility closures recorded in “Restructuring Expense” on the Consolidated Statements of Income. Restructuring Expense related to MAP 2025 totaled $3.0 million and $3.5 million for the quarters ended February 28, 2026 and February 28, 2025 respectively and $16.3 million and $18.2 million for the nine months ended February 28, 2026 and February 28, 2025 respectively. Other related expenses include inventory write-offs in connection with restructuring activities recorded in “Cost of Sales” and accelerated depreciation and amortization recorded within “Cost of Sales” or “Selling, General, & Administrative Expenses (“SG&A”)” depending on the nature of the expense.

•

2026 Restructuring and other related expense, net: Includes charges incurred related to headcount reductions and facility closures associated with the SG&A-focused optimization actions recorded in “Restructuring Expense” on the Consolidated Statements of Income. Restructuring Expense related to the 2026 restructuring action totaled $16.9 million for the quarter and year ended February 28, 2026. Other related expenses consist of higher executive departure costs, including accelerated stock compensation expense, that do not qualify as restructuring expense and are recorded within “SG&A” as well as accelerated depreciation recorded within “Cost of Sales”.

•

ERP consolidation plan: Includes expenses incurred as a result of our stated goals to consolidate over 75 ERP systems across the organization to one ERP platform per segment, as part of our overall MAP strategy as well as costs incurred for other decision support tools to facilitate our commercial initiatives related to MAP 2025 which have been incurred in all segments, as well as Corporate/Other, and have been recorded within “SG&A”.

•

Professional fees: Includes expenses incurred to consolidate accounting locations, costs incurred to implement technologies and processes to drive improved data analytics/decision making and cost incurred to implement new global manufacturing methodologies with the goal of improving operating efficiency incurred within all of our segments as well as Corporate/Other and recorded within “SG&A”. All of this spend is in support of stated MAP goals with the most significant expense incurred within Corporate/Other.

•

Loss (Gain) on sale of closed facilities: Net gain related to the sale of three properties that were closed as part of the MAP 2025 program, partially offset by losses in preparing three other facilities for sale.

(e)	Amortization of inventory fair value adjustments related to acquisitions recorded in “Cost of Sales”.
(f)

A fair value adjustment of the earn-out liability associated with the Star Brands Group acquisition which resulted in a gain recorded in “SG&A” as management does not consider this gain to be reflective of the company’s core business operations.

(g)

Investment returns include realized net gains and losses on sales of investments and unrealized net gains and losses on equity securities, which are adjusted due to their inherent volatility. Management does not consider these gains and losses, which cannot be predicted with any level of certainty, to be reflective of the Company’s core business operations.

(h)

U.S. foreign tax credits recognized as a result of global cash redeployment and debt optimization projects, as well as other adjustments to our net deferred tax asset related to U.S. foreign tax credit carryforwards resulting from our reassessment of income tax positions following developments in U.S. income tax case law.

(i)	Adjusted Diluted EPS is provided for the purpose of adjusting diluted earnings per share for items impacting earnings that are not considered by management to be indicative of ongoing operations.

RPM Reports Results for Fiscal 2026 3rd Quarter

April 8, 2026

CONSOLIDATED BALANCE SHEETS

IN THOUSANDS

(Unaudited)

	February 28, 2026	February 28, 2025	May 31, 2025
Assets
Current Assets
Cash and cash equivalents	$294,206	$241,895	$302,137
Trade accounts receivable	1,261,112	1,153,993	1,551,953
Allowance for doubtful accounts	(37,717)	(48,908)	(42,844)

Net trade accounts receivable	1,223,395	1,105,085	1,509,109
Inventories	1,120,273	1,044,776	1,036,475
Prepaid expenses and other current assets	415,566	367,197	322,577

Total current assets	3,053,440	2,758,953	3,170,298

Property, Plant and Equipment, at Cost	2,885,364	2,629,810	2,738,373
Allowance for depreciation	(1,365,007)	(1,236,755)	(1,264,974)

Property, plant and equipment, net	1,520,357	1,393,055	1,473,399

Other Assets
Goodwill	1,680,867	1,358,632	1,617,626
Other intangible assets, net of amortization	821,466	510,385	780,826
Operating lease right-of-use assets	398,726	346,221	370,399
Deferred income taxes	161,144	34,368	147,436
Other	248,654	217,961	215,965

Total other assets	3,310,857	2,467,567	3,132,252

Total Assets	$7,884,654	$6,619,575	$7,775,949

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$675,445	$640,446	$755,889
Current portion of long-term debt	8,383	7,057	7,691
Accrued compensation and benefits	230,559	215,643	287,398
Accrued losses	32,995	33,568	36,701
Other accrued liabilities	391,052	346,747	379,768

Total current liabilities	1,338,434	1,243,461	1,467,447

Long-Term Liabilities
Long-term debt, less current maturities	2,547,104	2,090,182	2,638,922
Operating lease liabilities	342,845	296,861	317,334
Other long-term liabilities	245,022	224,270	241,117
Deferred income taxes	263,129	89,019	224,347

Total long-term liabilities	3,398,100	2,700,332	3,421,720

Total liabilities	4,736,534	3,943,793	4,889,167

Stockholders’ Equity
Preferred stock; none issued	—	—	—
Common stock (outstanding 127,873; 128,423; 128,269)	1,279	1,284	1,283
Paid-in capital	1,202,259	1,172,247	1,177,796
Treasury stock, at cost	(1,009,239)	(934,470)	(953,856)
Accumulated other comprehensive (loss)	(478,803)	(598,290)	(533,631)
Retained earnings	3,431,151	3,033,505	3,193,764

Total RPM International Inc. stockholders’ equity	3,146,647	2,674,276	2,885,356
Noncontrolling interest	1,473	1,506	1,426

Total equity	3,148,120	2,675,782	2,886,782

Total Liabilities and Stockholders’ Equity	$7,884,654	$6,619,575	$7,775,949

RPM Reports Results for Fiscal 2026 3rd Quarter

April 8, 2026

CONSOLIDATED STATEMENTS OF CASH FLOWS

IN THOUSANDS

(Unaudited)

	Nine Months Ended
	February 28,	February 28,
	2026	2025
Cash Flows From Operating Activities:
Net income	$440,928	$464,318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	155,798	140,092
Fair value adjustments to contingent earnout obligations	(12,707)	—
Deferred income taxes	22,656	(47,012)
Stock-based compensation expense	24,459	21,494
Net (gain) on marketable securities	(17,816)	(5,125)
Net (gain) on sales of assets and businesses	(4,675)	—
Other	(466)	(635)
Changes in assets and liabilities, net of effect from purchases and sales of businesses:
Decrease in receivables	306,900	302,429
(Increase) in inventory	(53,983)	(96,539)
(Increase) in prepaid expenses and other current and long-term assets	(1,460)	(35,973)
(Decrease) increase in accounts payable	(85,142)	5,174
(Decrease) in accrued compensation and benefits	(60,180)	(82,118)
(Decrease) increase in accrued losses	(4,327)	1,383
(Decrease) in other accrued liabilities	(53,313)	(48,476)

Cash Provided By Operating Activities	656,672	619,012

Cash Flows From Investing Activities:
Capital expenditures	(159,639)	(158,924)
Acquisition of businesses, net of cash acquired	(161,553)	(127,325)
Purchase of marketable securities	(27,570)	(77,640)
Proceeds from sales of marketable securities	16,918	59,460
Proceeds from sales of assets and businesses, net	18,199	—
Other	(10)	(1,236)

Cash (Used For) Investing Activities	(313,655)	(305,665)

Cash Flows From Financing Activities:
Additions to long-term and short-term debt	49,000	104,047
Reductions of long-term and short-term debt	(153,489)	(136,379)
Cash dividends	(202,789)	(190,064)
Repurchases of common stock	(52,500)	(52,499)
Shares of common stock returned for taxes	(3,336)	(17,140)
Payment of acquisition-related contingent consideration	—	(1,122)
Other	(2,891)	(1,014)

Cash (Used For) Financing Activities	(366,005)	(294,171)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	15,057	(14,660)

Net Change in Cash and Cash Equivalents	(7,931)	4,516
Cash and Cash Equivalents at Beginning of Period	302,137	237,379

Cash and Cash Equivalents at End of Period	$294,206	$241,895